UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 3, 2017

EOS Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-206853	30-0873246
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Room 519, 5F., No.372, Linsen N. Road.

Zhongshan District, Taipei City 104

Taiwan (R.O.C.)

(Address of principal executive offices)

+8862-2568-3278

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 3, 2017, we entered into a definitive agreement under which EOS acquired all issued and outstanding shares of Emperor Star International Trade Co., Ltd. (“Emperor Star” or the “Company”), a Taiwanese corporation. The acquisition was carried out in accordance with a Share Purchase and Sale Agreement dated May 3, 2017 (the “Purchase Agreement”) among our company and Mr. Yang Yu Cheng in consideration of USD$30,562 in cash.

The description of the terms and conditions of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by this reference.

DESCRIPTION OF BUSINESS

Corporate History and Background

Emperor Star was incorporated in Taiwan in November 2015. The company distributes highly innovative personal care products and ecologically friendly cleaning products in Taiwan with plans to expand distribution to China, Malaysia, and Thailand.

Products

Emperor Star’s product line includes anti-aging products that address the key signs of aging to reinvigorate and provide youthful energy. The company also distributes a line of ecologically friendly cleaning products that gently wash fruits and vegetables, laundry, dishes, and more.

Employees

Emperor Star currently has 4 full time employees.

ITEM 9.01 EXHIBITS

Exhibit Number	Exhibit Description

10.1	Financial Statements of the Business Acquired
Audited financial statements of Emperor Star for the year ended December 31, 2016.
10.2	Pro-forma Financial Information
Unaudited pro forma financial information for EOS Inc. as at December 31, 2016.
10.3	Share Purchase and Sale Agreement dated as of May 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc.

Dated: May 4, 2017	By:	/s/ He-Siang Yang
He-Siang Yang
President, Secretary, Treasurer and director

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Financial Statements of the Business Acquired
Audited financial statements of Emperor Star for the year ended December 31, 2016.
10.2	Pro-forma Financial Information
Unaudited pro forma financial information for EOS Inc. as at December 31, 2016.
10.3	Share Purchase and Sale Agreement dated as of May 3, 2017

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